Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – October 13, 2004

DATALINK REPORTS 2004 THIRD-QUARTER AND NINE-MONTH OPERATING RESULTS

Revenue Grows 19% Sequentially and Increases 28% Over Prior Year

Live Webcast of Conference Call at 9:30 AM Central Time Today, October 13, 2004

MINNEAPOLIS – October 13, 2004 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported that revenues for the quarter ended September 30, 2004, were $25.6 million compared to $20.0 million in the prior year.  The company reported a net loss of $717,000, or $.07 per diluted share compared to a net loss of $2 million, or $.20 per diluted share in the year-ago third quarter.

Datalink’s third-quarter revenues and per-share loss were better than the range of management’s previous guidance, which forecasted revenues of $20 million to $24 million with a per share loss of $.08 to $.16 per share.

For the nine-months ended September 30, 2004, revenues were $67.2 million, versus $70.1 million generated in the comparable 2003 period. Datalink’s net loss was $3.6 million, or $.35 per diluted share, compared to a net loss of $3.1 million, or $.30 per diluted share, in the year-earlier nine months.

Greg Meland, Datalink’s CEO, commented, “Our revenue growth and improved bottom line results this quarter reflect Datalink’s progress on our growth initiatives. We generated 19 percent sequential, quarter-over-quarter growth, and attained our highest third quarter revenue levels since 2001. The combination of higher productivity from our sales and technical teams and a greater number of customers funding large projects were key drivers of our improved operating results.”

Meland noted that Datalink’s third-quarter highlights include:

•                  Generating $2.4 million in revenues from a large technology company for a storage consolidation and data migration project;

•                  Implementing the second phase of a multi-phase project expected to ultimately exceed $4 million in revenues to help a Fortune 500 consumer products company design, install and support a centralized storage and data recovery solution. This solution will improve service level objectives for data protection and availability and drive consolidation of storage using SAN and NAS technologies at both corporate headquarters and field locations; and

•                  Completing a significant primary storage infrastructure upgrade and disaster recovery project for a large health services organization. This is a new Datalink customer and the project generated revenues of $1.3 million.

Meland continued, “We are pleased with the gains made during the current quarter. We saw project size grow and we used our extensive data storage expertise to contribute to the success of our customers. There are emerging market opportunities such as enhanced data recovery, which incorporates lower cost disk technologies into the traditional tape backup environment, contributing to our growth opportunities. We also continue to build Datalink by expanding our sales force and our technical support capabilities. Returning to profitability is a top priority and we are focused on delivering progress in coming quarters.”

Net losses do not include any tax benefit of the operating loss. Beginning in 2003, Datalink ceased recording tax benefit on operating losses. The tax benefit of the company’s operating losses may be realized in the future when Datalink has taxable income. The October 2003 reorganization which resulted in the closing of several office locations impacts the comparability of prior year revenues and other operating results.

Outlook:

For the fourth quarter ending December 31, 2004, Datalink expects revenues to range from $22 million to $26 million, with a net loss of $.06 to $.14 per diluted share. The net loss guidance does not include operating loss tax benefit.

Webcast

A live Webcast of the Datalink conference call to discuss operating results is scheduled for today, October 13, 2004 at 9:30 a.m. Central Time and can be heard via Datalink’s Website at www.datalink.com.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements, and supports information storage infrastructures that store, protect, and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage, and IP-based storage, using industry-leading hardware, software, and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated fourth quarter 2004 operating results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. The company also cannot assure that its recent cost reduction initiatives and management changes will lead to profitability. Further, the company’s revenues for any particular quarter are not necessarily reflected by the company’s backlog of contracted orders.

# # #

Company contacts:

Investor Relations:	Analyst Contact:
Kim Payne	Dan Kinsella
Investor Relations Coordinator	Vice President Finance and Chief Financial Officer
Phone: 952-279-4794	Phone: 952-944-3462
Fax: 952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Net sales:
Products	$18,208	$12,597	$45,355	$47,549
Services	7,425	7,354	21,945	22,515
Total net sales	25,633	19,951	67,300	70,064

Cost of sales:
Cost of product sales	14,437	9,909	35,750	36,600
Cost of service sales	5,328	5,032	15,442	15,307
Total cost of sales	19,765	14,941	51,192	51,907
Gross profit	5,868	5,010	16,108	18,157
Operating expenses:
Sales and marketing	3,089	2,815	8,850	8,873
General and administrative	2,409	2,736	7,918	8,486
Engineering	1,039	1,293	2,849	3,291
Restructuring charges	—	—	(63)	—
Amortization of intangibles	66	186	196	616
	6,603	7,030	19,750	21,266
Loss from operations	(735)	(2,020)	(3,642)	(3,109)
Interest income, net	18	14	54	57
Loss before income taxes	(717)	(2,006)	(3,588)	(3,052)
Income tax benefit	—	—	—	—
Net loss	$(717)	$(2,006)	$(3,588)	$(3,052)

Net loss per share:
Basic	$(0.07)	$(0.20)	$(0.35)	$(0.30)
Diluted	$(0.07)	$(0.20)	$(0.35)	$(0.30)
Weighted average shares outstanding:
Basic	10,272	10,220	10,263	10,217
Diluted	10,272	10,220	10,263	10,217

DATALINK CORPORATION

BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$8,782	$12,565
Accounts receivable, net	14,027	8,541
Inventories	2,828	1,969
Deferred customer support contract costs	10,874	7,723
Inventories shipped but not installed	2,513	2,160
Other current assets	414	329
Total current assets	39,438	33,287
Property and equipment, net	3,333	4,500
Goodwill	5,500	5,500
Intangibles, net	290	485
Other assets	38	45
Total assets	$48,599	$43,817

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,564	$10,139
Accrued commissions	1,063	475
Accrued income taxes	104	72
Accrued sales and use tax	285	350
Accrued expenses, other	998	837
Deferred revenue from customer support contracts	14,122	9,926
Total current liabilities	30,136	21,799
Deferred rent	433	522
Total liabilities	30,569	22,321

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 10,272,234 and 10,241,963 shares issued and outstanding as of June 30, 2004 and December 31, 2003, respectively	10	10
Additional paid-in capital	26,606	26,158
Deferred compensation	(326)	0
Accumulated deficit	(8,260)	(4,672)
Total stockholders’ equity	18,030	21,496
Total liabilities and stockholders’ equity	$48,599	$43,817

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003

Cash flows from operating activities:
Net loss	$(3,588)	$(3,052)
Adjustments to reconcile net loss to net cash provided by operating activities:

Provision for bad debts	21	30
Depreciation and amortization	1,414	1,499
Amortization of intangibles	195	616
Deferred rent	(89)	203
Loss on sale of assets	—	9
Stock compensation expense	23	155
Changes in operating assets and liabilities:
Accounts receivable	(5,507)	1,835
Inventories	(1,212)	1,430
Deferred customer support contract costs	(3,151)	1,952
Other current assets	(85)	(101)
Other assets	7	10
Accounts payable	3,425	(1,853)
Accrued expenses	684	23
Income taxes	32	243
Deferred revenue from customer support contracts	4,196	198
Net cash (used in) provided by operating activities	(3,635)	3,197

Cash flows from investing activities:
Purchase of property and equipment	(247)	(744)
Net cash used in investing activities	(247)	(744)

Cash flows from financing activities:
Proceeds from issuance of common stock	99	81
Net cash provided by financing activities	99	81

Decrease in cash and cash equivalents	(3,783)	2,534
Cash and cash equivalents, beginning of period	12,565	10,334
Cash and cash equivalents, end of period	$8,782	$12,868